Exhibit 99.2

ABRAXAS PETROLEUM CORPORATION

www.abraxaspetroleum.com

NEWS RELEASE

Abraxas to Present at IPAA Oil & Gas Investment Symposium

SAN ANTONIO (September 28, 2007) – Abraxas Petroleum Corporation (AMEX:ABP) is scheduled to present at the Independent Petroleum Association of America’s (“IPAA”) Oil & Gas Investment Symposium to be held October 1-3, 2007 at The Palace Hotel in San Francisco.

The presentation is scheduled to begin at 4:20 p.m. Pacific Time (7:20 p.m. Eastern Time) on Monday, October 1, 2007. The live audio webcast with the corresponding PowerPoint presentation will be available at http://www.vcall.com/IC/CEPage.asp?ID=121024 and on the Company’s web site, http://www.abraxaspetroleum.com , under Investor Relations. The webcast including the slide presentation will be archived on the Company’s web site for 60 days.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploration and production company with operations in Texas and Wyoming.

FOR MORE INFORMATION CONTACT:

Barbara M. Stuckey/Vice President - Corporate Development

Phone 210.757.9835

Fax 210.490.8816

bstuckey@abraxaspetroleum.com

www.abraxaspetroleum.com

500 N. Loop 1604 East, Suite 100

San Antonio, Texas 78232

Phone: 210.490.4788 Fax: 210.490.8816